Exhibit 10.23

Contract Document

Lease Contract

(Contract No: SCSYHLW20230502501)

Lessor (hereinafter referred to as “Party A”): Guangzhou Songchuang Investment Consulting Co., Ltd.

Lessee (hereinafter referred to as “Party B”): 3e Network Technology Company Limited

In accordance with the relevant provisions of national laws and regulations, and in order to delineate the rights and responsibilities of both Party A and Party B, both parties, guided by the principles of equality, mutual benefit, and mutual consensus, hereby enter into the following agreement regarding the lease of the property. This agreement is intended to ensure the collective adherence to its terms by both parties.

Article 1: Location, Area, and Purpose of the Leased Property

1. Location of the Property: B046, Room 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China (hereinafter referred to as “the Property”).

2. Area of the Property: The rental area of the property is 200 square meters (if there is a variance from the actual area, both Party A and Party B confirm that the rent, as stipulated in Article 3 of this contract, shall remain unchanged). Prior to signing this contract, Party B has conducted multiple site visits and conducted a thorough inspection of the property, confirming that it complies with the “Delivery Standards” provided in the annex and expressing satisfaction with its current condition. Party B willingly accepts the property in its existing state.

3. Use of the Property: The property is designated for office use. Party B agrees to lease the property for office purposes and for the incubation and support of Party A’s technology-based enterprises. Party B acknowledges that the use of the property shall not exceed the floor load specified in the annexed “Delivery Standards.” Any use of the property for purposes involving pollution, noise, or a change in its designated use requires prior written consent from Party A.

Article 2: Lease and Incubation Service Duration

1. Delivery Date: Party A shall deliver the property to Party B on or before May 25, 2023. In the event that Party B is not present at that time, it shall be considered that the leased unit has been handed over to Party B for use, and the lease period and incubation and cultivation services shall commence from that date.

2. The lease term shall commence from May 25, 2023, and continue until May 24, 2024, totaling one year. The incubation services for technology-based enterprises shall persist without interruption and shall not terminate upon the expiration of the lease term.

3. On the delivery date, Party B shall proceed to Party A’s on-site office to complete the property handover process. Prior to completing the property handover procedures, Party B shall settle all payments stipulated in this contract that are due upon property delivery. Upon receipt of the full payment, Party A shall hand over the property to Party B. The “Leased Property Handover Agreement” signed by both parties shall constitute Party A’s fulfillment of the obligation to deliver the property to Party B, as per the conditions stipulated in this contract. If Party B fails to settle all the aforementioned payments, Party A shall have no obligation to deliver the property. The property will be delivered to Party B once Party A receives full payment. Party B shall bear full responsibility for any delay in property delivery, and Party A shall have the right to collect rent, high-quality growth and incubation service fees, as well as any other associated costs, in accordance with the terms of this contract.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	1

Contract Document

4. During the lease term of Party B, in the event of any change in the legal entity of Party A, the property owner (referred to as the “landlord”) or a legally designated entity by Party A shall inherit Party A’s rights and fulfill the corresponding obligations under this contract. This arrangement aims to safeguard Party B’s lease rights and interests without any disruption. The terms of the contract shall remain unchanged, and Party A shall assure the continuity of enterprise incubation and cultivation services.

Article 3: Payment Methods and Deadlines for Rent, High-Quality Growth Incubation Service Fee, Performance Deposit, and Other Charges

1. Performance Deposit: On the day of signing this contract, Party B shall remit a performance deposit of ¥ / yuan to Party A. Within 5 working days of receiving the deposit, Party A shall issue an official receipt for the same amount to Party B. This deposit shall not be applied toward rent or high-quality growth incubation service fees. At the end of the contract period, provided there is no breach of contract and all expenses have been settled, Party A shall refund the performance deposit to Party B in full, without interest, within 7 working days. Party A also commits to transferring the relevant business and industry certificates within the specified timeframe upon contract expiration.

2. Rent, High-Quality Growth Incubation Service Fee, and Other Charges:

2.1 For the lease term, which spans from May 25, 2023, to May 24, 2024, the total monthly payment is ¥7,400.00 (comprising rent: ¥2,466.70 and high-quality growth incubation service fee: ¥4,933.30). Billing shall commence on May 25, 2023.

2.2 Payment details for Party A:

Company Name: Guangzhou Songchuang Investment Consulting Co., Ltd.

Bank of Account: Guangzhou Rural Commercial Bank Co., Ltd., Panyu Sub-branch

Account Number: [Omitted]

2.3 Following the signing of this contract, Party B shall assume full responsibility for the taxes payable by Party A arising from the rent and high-quality growth incubation service fee under this contract. Party B shall separately remit the tax amount to Party A when Party A pays the tax. (The tax rates for rent, high-quality growth incubation service fees, and property management fees paid by Party B shall be calculated based on the face value of the invoice.)

2.4 Within 5 working days from the date of Party B’s payment of rent and high-quality growth incubation service fees as stipulated, Party A shall issue Party B formal tax invoices specifically for housing lease and high-quality growth incubation service fees.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	2

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2.5 Throughout the lease period, Party A shall provide park maintenance, security facilities, and on-duty personnel.

2.6 Utilities: Party A shall ensure the provision of a minimum basic electricity capacity of / kVA for Party B, as well as basic water for daily use. Independent water and electricity meters shall be installed in the property. Party B shall make monthly payments for utilities, including water and electricity charges, related utility expenses, and electricity consumption charges, as per the stipulated regulations. Utility bills, including water and electricity charges and related expenses, shall be settled on a monthly basis, with payment due from Party B before the 5th day of each month. In the event of a delay exceeding seven days, Party A reserves the right to suspend water and electricity supply, with Party B assuming full responsibility for any resulting losses.

2.6.1 The respective rates are as follows:

(1) Electricity consumption measured by the meter: Electricity consumption × ¥1.3 per kWh;

(2) Shared electricity charges: Calculated and charged based on Party B’s rentable area;

(3) Water consumption measured by the meter: Water consumption × ¥6.00 per m³;

(4) Shared water charges: Calculated and charged based on Party B’s rentable area.

2.7 Elevator Maintenance Fee: The elevator maintenance fee covers the cost of normal energy consumption to keep the elevator running smoothly, maintain cleanliness in the elevator cabin, perform daily elevator maintenance, and conduct annual elevator inspections. The monthly elevator maintenance fee for this property is ¥ / yuan.

2.8 Before Party B proceeds with any house renovations, a renovation deposit of ¥ / yuan must be paid to Party A. Party A shall issue a receipt for the same amount within 7 working days upon receiving the renovation deposit. Provided that Party B’s renovation adheres to the agreed-upon technical requirements and does not violate the “Decoration Management Provisions,” Party A will refund the renovation deposit to Party B, without interest, within 7 working days following an inspection and approval.

2.9 Rent shall be settled on a monthly basis, while the service fee for high-quality growth incubation shall be based on both the basic service fee and the incubation results. Party A shall receive the second month’s rent of ¥7,400.00 into Party A’s designated account within 5 days prior to the annual contract expiration.

2.10 Any taxes and fees incurred during Party B’s operations and fees payable to government departments shall be the sole responsibility of Party B.

2.11 Except as otherwise specified in this contract, the parties mutually agree that Party B shall have a grace period of 7 days, starting from the date of Party A’s notification, to rectify any breaches of contract or fulfill any outstanding payment obligations under this contract (including, but not limited to, rent, high-quality growth and incubation service fees, security deposits, water, electricity, etc.). Failure to do so will grant Party A the right to disconnect the water and electricity supply to the property. If Party B fails to settle outstanding fees for a period exceeding 30 days, Party A may terminate this contract. During any water and electricity supply interruption, Party B agrees to continue making rent and high-quality growth incubation service fee payments as per usual. Party A shall not be held responsible for any losses incurred by Party B due to water and electricity supply interruptions. Any losses, consequences, and costs incurred by Party A due to the suspension of water and electricity supply caused by Party B’s actions shall be borne by Party B.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	3

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Article 4: Incubation Services of Party A

1.Foundational Incubation Services

① Party A shall provide a range of services, including government representation, entrepreneurial guidance, information consultation, investment and financing facilitation, financial and tax advisory, and more.

② Party A shall offer services for connecting Party B with upstream and downstream resources.

③ Comprehensive services such as technology policy consultation, technology training, marketing, and others shall be provided.

④ Party A shall manage services related to newspaper and mail delivery and maintain environmental hygiene in public areas.

⑤ Party A shall oversee and coordinate security within its jurisdiction, collaborating with law enforcement agencies to investigate theft and burglary cases.

⑥ Party A is responsible for the regular maintenance of the property, including the maintenance of outdoor pipeline facilities and equipment related to water and electricity meters in public areas.

2. Achievements in Technology Incubation Services

① Party A shall provide effective incubation services to assist Party B in applying for various projects and policy funds at the national, provincial, municipal, and district levels.

② Assistance shall be extended for governmental applications related to high-tech and product certifications, software enterprise product certifications, and recognition for innovative small and medium-sized enterprise.

③ Support shall be offered in processing tasks such as technology contract registration and scientific and technological achievement appraisal.

Article 5 - House Usage Requirements and Maintenance

1. During the term of this contract, Party B shall have only the right to use the house, and Party B shall not utilize the house for any economic mortgage or guarantee purposes. Party B shall be solely responsible for any economic and legal obligations arising from its operations with third parties, and Party A shall not be held liable.

2. Party B is required to use the house and its affiliated facilities reasonably and with care. If the house or its affiliated facilities are damaged or malfunction due to improper or unreasonable use by Party B, its employees, agents, customers, or any other individuals (excluding Party A’s management personnel) allowed by Party B to enter the leased unit, Party B shall be responsible for the repairs. In case Party B refuses to conduct repairs, Party A may perform them on behalf of Party B, with the costs borne by Party B.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	4

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3. Party A shall provide one-day advance notice to Party B before conducting inspections and maintenance of the house. During inspections and maintenance, Party B is expected to cooperate. In case of emergencies that necessitate entry into the house, Party A may enter without prior notice to Party B. Party A shall not be held liable for any losses incurred, provided that Party A has taken reasonable and prudent measures to avoid such losses. Emergency situations include, but are not limited to, fire alarms, criminal incidents, water leaks, gas leaks, facility or equipment malfunctions, which could result in significant harm if not addressed promptly.

4. Prior to commencing any renovations to the house, Party B must submit a written application and renovation plan to Party A for approval. Construction may proceed only after obtaining approval. During renovations, Party B must adhere to Party A’s renovation management regulations and accept on-site construction supervision by Party A. Failure to comply will result in Party B assuming full responsibility.

5. Before initiating any renovations to the leased unit, Party B must submit the renovation plan for review to the relevant government authorities as required by regulations. If Party B fails to submit the plan for review or if the plan does not receive approval from the relevant authorities, preventing Party B from operating normally within the leased unit, Party B shall bear all associated losses. Furthermore, this shall not excuse Party B from fulfilling its obligations to Party A as stipulated in this contract. In cases where Party B proceeds with unauthorized renovations without an approved plan, Party A may require Party B to cease the work and restore the property to its original condition. Party B shall compensate Party A for any losses incurred to the leased unit, affiliated facilities, and equipment. Party B shall assume all responsibility for property damage or personal injuries caused to third parties.

6. Upon signing the contract, Party B must confirm its electricity consumption capacity (refer to the attached “Confirmation Letter of Electricity Consumption Capacity”). If Party B’s actual electricity consumption exceeds the declared capacity, Party A has the right to conduct actual measurements (the reconfirmed electricity consumption capacity shall not be lower than the sum of the maximum power ratings of all electrical facilities and equipment within the leased area). Party B shall pay electricity charges based on the actual measured capacity and settle any differences in basic capacity charges prior to Party A’s measurements. If Party B exceeds the electricity consumption capacity confirmed in the “Confirmation Letter of Electricity Consumption Capacity,” Party B is also required to pay additional capacity charges based on the adjusted rate mentioned in Article 4, Point 6.

7. In the event that Party B intends to increase its electricity consumption capacity after occupying the premises, Party B must submit a written application to Party A for approval. Once confirmed and if there is available excess electricity consumption capacity for Party B’s increase, Party B may proceed accordingly. Within the prescribed power distribution limit, Party B shall bear the expenses associated with adjusting the electricity consumption capacity, including but not limited to modification fees for switches and cables. The rate for capacity increase is / per kVA. Should Party B exceed the standard power distribution limit for capacity increase, Party B shall also assume the corresponding costs for capacity-increasing works.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	5

Contract Document

8. Any internal or external renovations, additions, expansions, or alterations made by Party B to the leased unit in accordance with this contract shall be Party B’s responsibility for maintenance and upkeep. Party B shall ensure the safety of these renovations, facilities, and equipment. Any damages or failures of the aforementioned renovations, facilities, or equipment that cause harm to the leased unit provided by Party A or result in property damage or personal injuries to third parties shall be Party B’s responsibility, and Party A shall not assume any liability.

9. Throughout the lease period, Party B is responsible for the maintenance and upkeep of all equipment and facilities within the property under this contract. Party B shall bear the associated costs. If equipment is damaged due to quality issues within the first year of the lease period, Party A shall be responsible for repairs. In cases of damage or theft of the building or equipment due to Party B’s actions during the lease period, Party B shall be responsible for restoration (repair and maintenance) costs, and Party A shall not assume any liability.

Article 6: Rights and Obligations of Party A

1. Party A hereby ensures clear property ownership and undertakes to guarantee that Party B will utilize the property in accordance with the provisions of this contract. Party A will provide Party B with access to drainage, exhaust facilities, land, and pipeline routes, along with the necessary infrastructure support (In the event that Party B needs to make alterations, additions, or reductions to the aforementioned facilities, Party B must engage in consultations with Party A and obtain Party A’s consent before proceeding). Party B has a comprehensive understanding of the legal and physical status of the leased property, and has reviewed the relevant property rights, environmental, fire safety, and other procedural documentation. Party B is committed to completing all necessary procedures for operating the premises in their current condition (including, but not limited to, fire, safety, and environmental procedures, etc.). Party A shall provide Party B with a photocopy of the existing drainage certificate. In the event of any property rights disputes or debts related to Party A, Party A shall assume full responsibility, without any adverse impact on Party B’s utilization of the leased property. In the event that Party A’s property ownership or leasing rights are transferred during the lease term, Party A must ensure that a new lease agreement is entered into with Party B under the same terms and conditions as this contract, and Party B must cooperate fully.

2. Party A is entitled to collect rent, high-quality growth incubation service fees, and any other fees as specified in the agreement.

3. During the lease term, if Party B engages in any of the following actions constituting a breach of contract, Party A reserves the right to take possession of the business premises in advance and confiscate the security deposit:

(1) Delay in payment of outstanding fees for a period of 30 days or the accumulation of one month’s worth of outstanding fees.

(2) Engaging in illegal activities on the business premises.

(3) Unauthorized alterations to the structural integrity of the premises.

(4) Defaulting on worker wages for a period of one month or longer.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	6

Contract Document

(5) Party B’s contact phone number is: . In the event that this contact number is discontinued or if Party A’s attempts to contact Party B through this number remain unanswered or if any other form of contact remains unsuccessful for a continuous period of fifteen days or more, Party A shall take action accordingly. (In cases where Party B updates their contact information, it is mandatory to provide timely written notification to Party A).

4. Party A is entitled to conduct inspections of the house by sending personnel with prior notice to Party B as needed, and Party B shall cooperate and assist in this regard. Party A also reserves the right to inspect Party B’s compliance with fire safety, health, environmental regulations, and other conditions. In cases where Party B’s compliance falls short of local regulatory requirements, Party A may issue rectification notices. If Party B fails to rectify the issues after receiving Party A’s notice, Party A has the authority to suspend water and electricity services until Party B complies with the required standards. During the period of water and electricity suspension, rent and management fees will continue to accrue. If Party B remains non-compliant for more than five days, Party A reserves the right to terminate this contract due to Party B’s breach of contract.

5、Party A is obligated to deliver the interior portion of the house to Party B for decoration and use in accordance with the delivery standards specified in the attached annex before August 23, 2022. Additionally, Party A shall be responsible for the maintenance of water and electricity supply prior to the meter. In the event that Party A is able to deliver the house to Party B for use ahead of schedule, the rent payment date will be adjusted accordingly. Conversely, if Party A is unable to deliver the house as agreed upon, the rent payment date will be postponed.

6. Party A may not terminate this contract and repossess the rented premises without valid cause. If it becomes necessary to terminate the contract and repossess the property prematurely, Party A must provide written notice to Party B at least 30 days in advance. If Party B agrees to terminate the contract after receiving the 30 day notice, Party A shall refund the performance deposit paid by Party B.

7. During the lease term, in the event of a change in Party A’s legal entity (referred to as a “change in Party A’s legal entity,” including a “change in the lessor or a change in Party A’s controlling interest”), or if Party A’s actions result in the inability to continue fulfilling the contract, leading to any losses incurred by Party B (including losses related to decorations, relocations, business revenue, customer claims, legal fees, etc.), Party A shall bear the responsibility for such losses.

Article 7: Rights and Obligations of Party B

1. Party B must adhere to all relevant laws, regulations, and property management guidelines of Datang Science and Technology Industrial Park B is responsible for independently obtaining the necessary licenses and permits for its business operations and assumes all associated risks. Party A shall not bear any liability in this regard. Party B is obligated to conduct its business activities in accordance with the law, fulfill tax obligations, and operate in a civilized manner. All claims, liabilities, disputes, and expenses arising from the operation and use of the premises after its delivery shall be the sole responsibility of Party B. If Party B’s actions result in damages or losses to Party A or others, Party A reserves the right to unilaterally terminate this contract.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	7

Contract Document

2. Following the execution of this contract, Party B must occupy and use the premises on or before May 25, 2023, and ensure that it is utilized for the purpose specified in Article 1, Clause 3 of this contract. Failure to do so will constitute a breach of contract by Party B, allowing Party A to terminate this contract. Party B will be liable for any resulting damages.

3. Concurrently with the signing of this contract, Party B is required to enter into agreements related to property management and diligently adhere to the fire safety regulations established by relevant governmental authorities. During the contract term, Party B shall assume full responsibility for any property losses or personal injuries suffered by third parties due to fire safety hazards within the leased unit.

4. Party A, taking into consideration the nature of Party B’s industry, its scale, and overall capabilities, as well as the demonstrated impact of Party B’s presence in the park, agrees to lease the premises to Party B under the terms specified in this contract. Party B acknowledges and confirms its understanding of this agreement. Party B also agrees to provide priority support and cooperation for visits and receptions by government officials and important clients, as informed by Party A in advance.

5. During the lease period, if Party A encounters any of the following situations, Party B may unilaterally terminate the lease contract. In such cases, Party A is obligated to compensate Party B for relocation expenses, renovation costs, previously paid rent, and other financial losses. Additionally, Party A must fully refund all types of deposits paid by Party B.

(1) Failure to deliver the leased premises to Party B for occupancy on time;

(2) Lack of legal right to use the leased premises;

(3) Inability of Party B to conduct normal operations due to a change in property ownership of the leased premises;

(4) Seizure of the leased premises due to unlawful actions by Party A;

(5) Violation of other terms and conditions of this contract by Party A, resulting in significant financial losses to Party B;

(6) Inability to fulfill this Agreement due to other reasons on the part of Party A.

6. Party B, ensuring safety, may apply to Party A for the installation of billboards on the street-facing exterior of the leased property in accordance with Party A’s property management regulations. Additionally, Party B may establish directional signage within the park and elevators. If Party B wishes to conduct advertising or organize public relations activities outside of the leased unit, Party B must first submit a written request to Party A and obtain written approval from Party A before proceeding with such advertising or public relations activities. The associated costs shall be mutually determined through separate negotiations. Any advertising or promotional activities outside of the leased unit are prohibited without prior approval.

7. During the lease period, any facilities within the leased unit that are invested in by Party B and subsequently damaged shall be the responsibility of Party B to repair. Party B is also responsible for the removal of industrial waste and scrap generated within the leased unit from the industrial park.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	8

Contract Document

8. Throughout the lease period, Party B must ensure safety, fire prevention, and maintain hygiene and epidemic prevention within the leased unit. Party B must adhere to local government regulations pertaining to fire safety, public security, health, environmental protection, family planning, and the management of transient populations. Party B is prohibited from constructing attics, engaging in open-flame cooking, or residing within the premises. Adequate firefighting equipment must be provided within the leased premises, and fire escape routes must remain unobstructed. Party B shall bear all economic and legal responsibilities for any accidents, including but not limited to safety incidents, fires, flooding, epidemics, etc., that occur within the leased unit during the lease term.

9. During the lease period, Party B is responsible for the proper maintenance and use of the premises. Any damage resulting from improper usage or neglectful maintenance by Party B shall require Party B to cover the costs of repair and compensation.

10. Throughout the lease period, Party B must adhere to Party A’s standardized management practices and environmental requirements for the project in which the leased unit is situated.

11. If, during the lease period, Party B fails to pay rent in accordance with the agreed-upon amount and schedule stipulated in this contract, it will be considered a breach of contract. In cases where Party B genuinely requires early termination of the contract and surrender of the lease due to exceptional circumstances, Party B must provide written notice to Party A at least 30 days in advance. Such termination is subject to Party A’s written approval, and the performance deposit will not be refunded to Party B. Upon handing over the premises, Party B must ensure that the premises are in a clean and fully intact condition, immediately suitable for re-rental. Any fixtures or equipment that have been affixed to the walls, floors, or ceilings during Party B’s tenancy, including air conditioning units and lighting fixtures, become the property of Party A if they are removed, causing damage to the premises.

12. Party B acknowledges that it has a clear understanding of the permitted usage, site conditions, facilities, and engineering status of the property, as well as property rights, fire regulations, water and electricity services, elevators, and other relevant conditions. Party B agrees not to make any claims to Party A during the lease period based on the aforementioned conditions, asserting that it is unable to obtain relevant licenses or that its normal use of the property is affected, thereby necessitating a postponement of the rent-free period, refund of the security deposit, or compensation.

13. Party B is prohibited from storing flammable, explosive, poisonous, radioactive materials, prohibited items, or any items that may pose a threat to the security of the premises or the park in which the premises are located within the leased unit. Additionally, Party B may not obstruct any entrances, exits, staircases, platforms, passages, elevators, lobbies, or other public areas.

14. In cases where Party B’s negligence or fault (including but not limited to failing to take appropriate measures under adverse weather conditions, etc.) results in damage to any facilities or installations (such as doors, windows, glass, electrical wiring, or other equipment) within the leased unit, thereby causing losses to Party A or a third party, Party B shall be responsible for compensating the losses incurred.

15. Upon the expiration of the contract, Party B shall have the right to renew the contract under the same conditions on a priority basis.

16. After the contract’s expiration, if Party A renews the contract with the property owner, Party B shall enjoy the same lease term and rental conditions as those agreed upon in Party A’s renewed contract.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	9

Contract Document

Article 8 Condition Upon Returning the Property

1. Upon the expiration or termination of the contract, Party B shall ensure that all personal belongings are removed from the property, and the property shall be returned to Party A. If there are any remaining items in the property after the contract’s expiration or five days from the termination date, Party B shall be deemed to have abandoned its ownership rights to those items, and they shall be transferred to Party A without compensation. Party A reserves the right to manage and dispose of these items.

2. In the event that the contract expires or Party A reclaims the property due to Party B’s breach of contract, Party A may take action to reclaim the property if Party B fails to complete the handover procedures or necessary procedures for vacating the property without a valid reason. Starting from the day following the deadline for returning the property, Party B shall pay Party A a usage fee equal to twice the prevailing rent and high-quality growth incubation service fee, as stipulated in this contract, for each day of delay. Furthermore, Party A has the authority to suspend the provision of services such as water and electricity to the property from the date of the delay. Party A shall not be held responsible for any consequences arising from this action.

3. Prior to returning the property to Party A, Party B shall be responsible for cleaning and tidying the property, ensuring it is in good and rentable condition. Concerning Party B’s interior decorations, Party B shall adhere to the principle of “as you installed it, you leave it.” Party B may remove movable property (i.e., items that can be dismantled without causing damage to the leased property) on its own. All other fixed interior decorations and fixtures, including those within walls and floors (including structural components and facilities related to water, electricity, and fire safety), shall be transferred to Party A without any compensation. Party B must ensure that these fixtures and facilities are in proper working order when handed over to Party A. In cases of deliberate damage by Party B, Party B shall be responsible for repair and compensation.

4. If Party B fails to return the property to Party A on the scheduled date of lease expiration or the date of early termination of this contract, Party A reserves the right to charge Party B an occupancy fee and other associated expenses. Specifically, Party B acknowledges and agrees that, beginning on the seventh day following the scheduled date of lease expiration or the date of early termination of this contract, Party A or a third party authorized by Party A may access the property by unlocking and replacing the locks. All remaining items within the leased premises shall be considered abandoned. Party A or its authorized third party has the right to dispose of all property (including but not limited to furniture, fixtures, equipment, decorations, and other items) within the property at any time and in any manner, without incurring any liability. Any proceeds obtained shall be treated as liquidated damages to be paid by Party B to Party A. The property will be vacated and made available for separate lease. If any third-party property remains within the property and Party B fails to arrange for its removal, Party B shall bear all resulting consequences. Additionally, Party A reserves the right to seek reimbursement from Party B for expenses related to actions taken by Party A or a third party, as mentioned in the preceding paragraph of this Article, as well as expenses associated with the removal of decorations and equipment, and the restoration of the property to its original condition. Party A shall not be held responsible for any damages or losses incurred by Party B as a result of these actions, and Party A is under no obligation to make any payments to Party B in relation to the aforementioned items under any circumstances.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	10

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Article 9: Breach of Contract Liability

1. If Party B fails to make timely payments for rent, high-quality growth incubation service fees, or other charges, Party A has the right to charge a penalty of 2% of the outstanding amount for each day of delay, in addition to settling the overdue payment. If the delay exceeds seven consecutive calendar days, Party A is entitled to suspend water and electricity services until Party B pays the outstanding rent and high-quality growth incubation service fees. If the delay extends beyond 30 days, Party A may terminate this contract at any time without prior notice to Party B, reclaim the premises, and forfeit the security deposit.

2. In case Party B fails to return the property after the contract’s expiration or termination, Party B must pay Party A twice the current month’s rent and high-quality growth incubation service fees as house usage fees starting from the day of the delay.

3. If Party B uses the property for a purpose other than that stipulated in this contract, Party B is considered to be in breach. If Party A issues a written notice of such breach, and Party B does not rectify it within ten days, Party A has the right to treat it as a fundamental breach of contract, in accordance with the provisions of Article 9, paragraph 1.

4. Party B must register the company or commence operations at Party A’s premises within three months after the contract takes effect, as per the contract terms. Party B must provide Party A with a copy of the business license and other relevant information for record-keeping. If Party B fails to meet this deadline for reasons attributed to Party B, Party A may consider it a breach of contract and has the right to terminate the contract and seize the security deposit.

5. In the event of Party B’s breach of contract, Party A reserves the right to unilaterally terminate the lease contract in advance. Upon termination of the contract, if Party B has not removed its belongings from the property, Party A may dispose of the remaining items in Party B’s property and retake possession of the premises. Any costs and losses incurred as a result of the contract termination will be the responsibility of Party B.

6. In the event of Party B’s breach of contract, which includes but is not limited to situations where the authorized personnel or legal representatives fail to answer phone calls continuously or turn off their mobile phones for two consecutive days, or if Party B is subject to a lawful investigation or seizure by judicial authorities, potentially affecting Party B’s ability to fulfill obligations under this contract, Party A has the unilateral right to terminate the lease contract in advance. Upon termination of the contract, Party A is entitled to manage any remaining items in the property and reclaim the premises itself. Party B shall be responsible for any costs and losses incurred as a result.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	11

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Article 10: Contract Expiry

Upon the expiration of this contract, it shall naturally terminate. If both parties wish to extend the lease period, Party B must submit an application to Party A at least 30 days before the contract’s expiration. Both parties shall engage in negotiations to draft a renewed lease contract. Under equivalent terms and conditions, Party B shall have the right of first refusal for the lease, and the lease shall be subject to Party A’s prevailing rental rates and high-quality growth incubation service fees.

Article 11: Force Majeure

During the term of this contract, if circumstances beyond either party’s control make it impossible to continue the contract, the contract will be terminated naturally, and neither party shall hold the other responsible. If changes in national policy adjustments render the contract unenforceable, the contract shall naturally terminate, and both parties shall not pursue liability against each other, abiding by national regulations without exception.

Article 12: Annexes

The “Handover Standards,” “Property Service Manual of Datang Automobile Science and Technology Industrial Park,” “Fire Prevention and Safety Responsibility Letter,” “Confirmation Letter of Electricity Capacity,” etc., are considered valid appendices to this contract.

Article 13: Special Provisions

Party B has a thorough understanding of the current status of the leased premises, including property ownership, permitted uses, and the nature of the site. Party B has conducted a comprehensive risk assessment and willingly assumes all risks associated with the leasing process, as well as the benefits derived from operating the premises. Party B shall not use this as a justification to claim the invalidity of this Lease Agreement or request the termination of the contract.In the event that government authorities intervene due to issues related to the nature or usage of the premises, both parties agree to cooperate in resolving the matter. If, despite the maximum efforts of both parties, the issue remains unresolved, leading to the inability of both parties to continue fulfilling the contract, both parties agree to terminate the contract. Party A shall reclaim the premises, refund the performance bond to Party B without interest, and calculate the site rental fees up to the date of contract termination. Additionally, Party A shall no longer bear any further responsibilities.

Article 14: Miscellaneous Provisions

1. In the event of matters not covered by the terms of this contract, Party A and Party B shall reach a separate agreement and sign a supplementary contract. The supplementary contract shall hold equal legal validity alongside this contract.

2. In case of disputes arising during the execution of this contract, Party A and Party B shall seek resolution through mutual consultation. If consensus cannot be reached through consultation, either party may file a lawsuit with the Nansha District People’s Court.

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	12

Contract Document

3. Notice:

Any documents or notices sent by postal courier to the respective addresses provided below shall be considered received by the other party and the content acknowledged within seven days from the date of dispatch (based on the postmark). In the case of direct delivery, the date of delivery shall be deemed the date of receipt.

Party A’s address and postal code:

Recipient:

Party B’s address and postal code:

Recipient:

Article 15: This contract is executed in four identical copies and shall become effective from the date of signature and sealing by both parties. Two copies shall be held by Party A, and two copies shall be held by Party B, all with equal legal validity.

(No further content below)

Lessor (official seal): Contract Seal of Guangzhou
Songchuang Investment Consulting Co., Ltd.

Legal Representative: /s/

Telephone Number:

Lessee (official seal): Contract Seal of 3e Network
Technology Company Limited

Legal Representative: /s/

Appointed Representative: /s/

Telephone Number:

Signing Date: May 25, 2023

Address: Room 101, 601, 701, 801, No. 11, Sixing Street, Huangge Town, Nansha District, Guangzhou, China	13